AMENDED AND RESTATED PROMISSORY NOTE


US $1,129,334.00


December 6, 2005



RECITAL. Reference is made to that certain promissory note dated October 15, 2004 (the "Original Note") by and between Drinks Americas Holdings, Ltd., a Delaware corporation (the "Company"), as borrower, and Kenneth H. Close, an individual, as lender, in the principal amount of $352,167.00 (the "Original Amount"). The Original Note is secured with a perfected security interest in the tangible and intangible assets of the Company pursuant to a Security Agreement between the Company and Kenneth H. Close (the "Security Agreement"). At this time, Kenneth H. Close, together with J. Patrick Kenny, Greenwich Beverage Group, LLC (by Thomas Schwalm, Managing Member), Hebrides L.P., and Hebrides II Offshore Fund Limited, wish to amend the Original Note (without changing the terms, conditions, provisions, rights, or obligations under the Security Agreement) to increase the borrowings of the Company by an additional $777,167.00 (the "Additional Amount"), receipt of which Additional Amount is hereby acknowledged by the Company, to a total (exclusive of any accrued and unpaid interest or other charges under the Original Note) of $1,129,334.00.

The terms and conditions associated with the Original Amount pursuant to the Original Note shall remain unchanged and in full force and effect, except that the Additional Amount shall be secured by the collateral securing the Original Amount under the and the terms and conditions of the Security Agreement (pro rata). The rights of the lenders and the obligations of the Company with respect to the Additional Amount shall be as stated below, which terms and conditions shall not apply to the Original Amount which shall continue to be governed by the Original Note.


ADDITIONAL AMOUNT:
      FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Kenneth H. Close (in the amount of $100,000.00), Greenwich Beverage Group, LLC (in the amount of $100,000), J. Patrick Kenny (in the amount of $25,000.00), Hebrides L.P. (in the amount of $440,000.00), and Hebrides II Offshore Fund Limited (in the amount of $112,167) ( the "Lenders", or with respect to one of them, the "Lender"), the aggregate principal amount of Seven Hundred Seventy-Seven Thousand One Hundred Sixty-Seven Dollars ($777,167.00), together with interest on such principal amount under this note (this "Note") at the per annum rate of twelve (12%) percent (calculated daily on the basis of a 360-day year and actual calendar days elapsed), which principal shall be payable within two business days after demand by the Lenders (the "Maturity Date") together with any unpaid interest accrued as of such date, and in the absence of such demand, interest shall be payable on a monthly basis on the 1st day of January, 2006 and continuing on the same day of each succeeding month. All amounts which are not paid when due hereunder, after the expiration of any applicable grace period, shall bear interest at the rate of 14% per annum, but in no event higher than the maximum rate of interest permitted by law.

      The payments due under this Note shall be paid in lawful money of the United States of America to the Lenders at the address as the Lenders may designate by notice in writing to the Company, in immediately available funds.

      1. Prepayment. The Company may prepay this Note in whole or in part without penalty upon not less than ten (10) days' prior notice, together with accrued interest to the date of prepayment. Upon prepayment of this Note in part, the Lender shall surrender this Note and the Maker shall issue a substitute note of like tenor in the amount of the then unpaid principal amount. Upon prepayment of this Note in full, this Note shall be surrendered by the Lender and cancelled.

      2. Withholding. If required by any Federal, state or local law, the Company shall withhold any required amounts from payments due to the Lenders for payment to the appropriate taxing authority. Any amounts so withheld hereunder will be treated as a payment by the Company to the Lenders.

      3. Events of Default. The entire unpaid principal amount under this Note and the interest due thereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred and be continuing:

            (a) (i) the Company shall fail to pay any amounts owed hereunder when due and such default continues for a period of five (5) days (referred to herein as the "grace period") or (ii) an event of default shall have occurred and be continuing under material indebtedness of the Company ;

            (b) if the Company shall:

                  (i) admit in writing its inability to pay its debts generally as they become due;

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

                  (iii) make an assignment for the benefit of creditors; or

                  (iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

            (c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;



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            (d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or

            (e) any final non-appealable judgment is entered against the Company for an amount exceeding $100,000 or any of the Company's properties or assets, with a fair market value of at least $100,000, is attached or levied or a restraining notice is placed thereon and such judgment or encumbrance is not satisfied or cancelled in full within 30 days after it is entered.

      4. Remedies. In case any one or more of the Events of Default specified in
Section 3 hereof shall have occurred and be continuing, the Lenders may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Lenders may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Lenders.

      5. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Lenders.

      7. Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

            If to the Company:

             Drinks Americas Holdings, Ltd.
             372 Danbury Road
            Wilton, Ct 06897
            Attn: J Patrick Kenny
            Fax: (203) 762-8992

            If to Lenders:

            Kenneth H. Close
            59 Old Post Road
            Southport, CT  06890
            Fax: ( 203 )  319- 1329



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            Greenwich Beverage Group, LLC
            c/o Thomas Schwalm, Managing Member
            5983 Southeast Mourning Dove Way
            Hobe Sound, FL 33455

            J. Patrick Kenny
            30 Old Wagon Road
            Ridgefield, CT 06877

            Hebrides L.P.
            600 Third Avenue , 17th floor
            New York, NY 10016

            Hebrides II Offshore Fund Limited
            Vanterpool Plaza, 2nd floor
            Wickhams Cay I
            Road Town, Tortola
            British Virgin Islands


            (ii) Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.


      8. Warrants. Promptly after the execution of this Note by the Company, the Company shall issue to the Lenders a Warrant to purchase such number of shares of its common stock as equals twenty five percent of the principal amount of the Additional Amount, for an exercise price of $.45 per share of common stock. Such warrant will be exercisable for a five year period, have cashless exercise provisions, full-ratchet anti-dilution protection and contain such other provisions as are typically found in Warrants issued to lenders. The failure of the Company to satisfy the requirements of this provision will constitute an Event of Default under this Note. The common shares underlying such warrants shall be included with the next registration statement (the "Registation"), to be filed with the Securities and Exchange Commission (on Form SB-2 or otherwise) within ninety (90) days from the date hereof.

      9. Option to Convert. Each of the Lenders shall have the right, by written notice to the Company, to convert all or any unpaid portion of the Additional Amount, including, without limitation, any accrued and unpaid interest on the Additional Amount, into the debt or equity securities of the Company pursuant to the terms of any private placement equal to or in excess of $5 million closed by the Company on or before December 31, 2006, at a price equal to the lower of (a) twenty per cent (20%) below the price at which the Company issues any such securities, or (b) $0.45 per common share. Upon any such conversion, the common shares underlying such securities shall be included in the Registration following the date(s) of any conversion pursuant to the terms of this Paragraph.



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      10. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

      11. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

      12. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      13. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      14. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                            [Signature Page Follows]


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      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.


                                                 Drinks Americas Holdings, Ltd.


                                                By: __________________________
                                                Name:
                                                Title: